Exhibit 99

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Meredith Savings and Investment Plan (the "Plan") on Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Suku V. Radia, Chief Financial Officer of Meredith Corporation (the Plan administrator, acting through the Savings and Investment Plan Committee), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.at the end of such period and the changes in net assets of the Plan for such period.

/s/  Suku V. Radia

Suku V. Radia

Member of the Savings and Investment Plan Committee and Vice-President-Chief Financial Officer

of Meredith Corporation

(Principal Accounting and Financial

Officer of Meredith Corporation)

Dated:  June 27, 2003

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.